Exhibit 10.2
SCOLR PHARMA, INC.

OFFICER INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of May 26, 2009, by and between SCOLR Pharma, Inc., a Delaware corporation (the "Corporation"), and ________________ ("Officer"), an officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract officers who have significant experience in business, corporate and financial matters; and

WHEREAS, the Officer possesses the knowledge and experience desired by the Corporation and the Corporation desires the Officer to serve as an officer of the Corporation; and

WHEREAS, the Bylaws of the Corporation require indemnification of the officers of the Corporation to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), and the DGCL expressly provides that the indemnification provisions set forth therein are not exclusive; and

WHEREAS, the Corporation and the Officer desire to enter into a contract that sets forth their respective rights and obligations with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to service as an officer of the Corporation;

NOW THEREFORE, in consideration of the premises and the covenants contained herein and Officer’s agreement to continue to serve the Corporation after the date hereof, the sufficiency of which is hereby acknowledged, the Corporation and Officer do hereby covenant and agree as follows:

1.
Agreement to Serve.   The Officer shall serve as an officer of the Corporation. This Agreement shall not be deemed an employment contract between the Corporation and Officer. The Officer specifically acknowledges that Officer’s employment with the Corporation, if any, is at will, and the Officer may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between the Officer and the Corporation, other applicable formal severance policies duly adopted by the Board of Directors (the “Board”), or by the Corporation’s Certificate of Incorporation, the Corporation’s Bylaws, and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after the Officer has ceased to serve as an officer of the Corporation.

2.	Definitions. As used in this Agreement:

(a)
The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, whether formal or informal, in which the Officer may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Officer is or was an officer of the Corporation, or is or was serving at the request of the Corporation (or is deemed to be serving or have served) as a director, officer, partner, trustee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which exculpation, indemnification or reimbursement can be provided under this Agreement.  The term "Proceeding" shall also include a situation that the Officer in good faith believes may lead to the institution of an action, suit or proceeding.

(b)
The term "Expenses" shall mean any expense, liability or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and shall include, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under Section 12 of this Agreement, but shall not include amounts paid in settlement by the Officer or the amount of judgments or fines against the Officer.

(c)
References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, partner, trustee, manager, employee or agent which imposes duties on, or involves services by, such director, officer, partner, trustee, manager, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

(d)
References to "the Corporation" shall include, in addition to the resulting entity, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, partners, trustees, managers, employees or agents, so that any person who is or was a director, officer, partner, trustee, manager, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, partner, trustee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if  its separate existence had continued.

(e)	For purposes of this Agreement, the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

(i)
to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or exculpate its officers; and

(ii)
to the fullest extent permitted by any provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL.

(f)	A "Change in Control" shall be deemed to occur upon the earlier the earliest to occur after the date of this Agreement of any of the following events:

(i)
Acquisition of Stock by Third Party.   Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities entitled to vote generally in the election of directors, unless (a) the change in the relative Beneficial Ownership of the Corporation's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of  securities entitled to vote generally in the election of directors, or (b) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii)
Change in Board of Directors.   Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two thirds of the Directors then still in office who were Directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the "Continuing Directors"), cease for any reason to constitute at least a majority of the members of the Board;

(iii)
Corporation Transactions.   The effective date of a reorganization, merger or consolidation of the Corporation (a "Business Combination"), in each case, unless, immediately following such Business Combination: (a) all or substantially all of the Persons who were the Beneficial Owners of securities entitled to vote generally in the election of Directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of Directors resulting from such Business Combination (including, without limitation, a corporation which was a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of Directors; (b) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Directors of such corporation except to the extent that such ownership existed prior to such Business Combination; and (c) at least a majority of the board of directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination;

(iv)
Liquidation.   The approval by the stockholders of the Corporation of a complete liquidation of the Corporation or an agreement or series of agreements for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than factoring the Corporation's current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v)
Other Events.   There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

(g)
Beneficial Owner; Beneficial Ownership.   The terms "Beneficial Owner" and "Beneficial Ownership" shall have the meanings set forth in Rule 13d-3 promulgated under the  Securities Exchange Act  of 1934, as amended, as in effect on the date hereof  (the "Exchange Act") .

(h)
The term "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that "Person" shall exclude: (a) the Corporation; (b) any subsidiary of the Corporation; (c) any employment benefit plan of the Corporation or of a subsidiary of the Corporation or of any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and (d) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

3.	Limitation of Liability.

(a)
To the fullest extent permitted by law, the Officer shall have no monetary liability of any kind or nature whatsoever in respect of the Officer’s errors or omissions (or alleged errors or omissions) in serving the Corporation or any of its subsidiaries, their respective shareholders or any other enterprise at the request of the Corporation, so long as such errors or omissions (or alleged errors or omissions), if any, are not shown by clear and convincing evidence to have involved:

(i)	any breach of the Officer’s duty of loyalty to such entities, shareholders or enterprises;

(ii)	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

(iii)	any transaction from which the Officer derived an improper personal benefit; or

(iv)
profits made from the purchase and sale by the Officer of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

(b)
Without limiting the generality of subparagraph (a) above and to the fullest extent permitted by law, the Officer shall have no personal liability to the Corporation or any of its subsidiaries, their respective shareholders or any other person claiming derivatively through the Corporation, regardless of the theory or principle under which such liability may be asserted, for:

(i)	punitive, exemplary or consequential damages;

(ii)	treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained;

(iii)	fees of attorneys, accountants, expert witnesses or professional consultants; or

(iv)	civil fines or penalties of any kind or nature whatsoever.

4.
Indemnity in Third Party Proceedings.   The Corporation shall indemnify the Officer in accordance with the provisions of this Section 4 if the Officer was or is a party to, or is threatened to be made a party to, any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the by the Officer in connection with such Proceeding if the Officer acted in good faith and in a manner the Officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the Officer, in addition, had no reasonable cause to believe that the Officer’s conduct was unlawful.

The Officer shall not be entitled to indemnification under this Section 4 in connection with any Proceeding charging improper personal benefit to the Officer in which the Officer is finally adjudged liable without further rights of appeal on the basis that personal benefit was improperly received by the Officer unless and only to the extent that the court conducting such Proceeding, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

5.
Indemnity in Proceedings by or in the Right of the Corporation.   The Corporation shall indemnify the Officer in accordance with the provisions of this Section 5 if the Officer was or is a party to, or is threatened to be made a party to, any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Officer in connection with the defense or settlement of such Proceeding if the Officer acted in good faith and in a manner the Officer reasonably believed was in or not opposed to the best interests of the Corporation. The Officer shall not be entitled to indemnification under this Section 5 in connection with any Proceeding in which the Officer has been finally adjudged liable without further rights of appeal to the Corporation unless and only to the extent that the court conducting such Proceeding, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

6.
Indemnification of Expenses of Successful Party.   Notwithstanding any other provisions of this Agreement other than Section 8, to the extent that the Officer has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Officer against all Expenses actually and reasonably incurred in connection therewith.  If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Officer, (ii) an adjudication that the Officer was liable to the Corporation, (iii) a plea of guilty by the Officer, (iv) an adjudication that the Officer did not act in good faith, and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Officer had reasonable cause to believe his conduct was unlawful, the Officer shall be considered for the purposes hereof to have been successful with respect thereto.

7.
Additional Indemnification.   Notwithstanding any limitation in Sections 4, 5 or 6, the Corporation shall indemnify the Officer to the fullest extent permitted by law with respect to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Officer in connection with such

Proceeding.

8.
Exclusions.   Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against the Officer:

(a)
for which payment has actually been made to or on behalf of the Officer under any insurance policy, except with respect to any excess amount to which the Officer is entitled under this Agreement beyond the amount of payment under such insurance policy;

(b)	if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy;

(c)
in connection with any Proceeding (or part of any Proceeding) initiated by the Officer, or any Proceeding by the Officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless:

(i)	the Corporation is expressly required by law to make the indemnification;

(ii)	the Proceeding was authorized by the Board of Directors of the Corporation; or

(iii)	the Officer initiated the Proceeding pursuant to Section 12 of this Agreement and the Officer is successful in whole or in part in such Proceeding; or

(d)
on account of any Proceeding with respect to which final judgment without further right of appeal is rendered against the Officer for payment or an accounting of profits made from the purchase or sale by the Officer of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

9.
Advances of Expenses.   The Corporation shall pay the Expenses incurred by the Officer in any Proceeding (other than a Proceeding brought for an accounting of profits made from the purchase and sale by the Officer of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the Proceeding at the written request of the Officer, if the Officer:

(a)	furnishes the Corporation a written affirmation of the Officer’s good faith belief that the Officer is entitled to be indemnified under this Agreement; and

(b)	furnishes the Corporation a written undertaking in the form attached hereto as

Exhibit A. Such undertaking shall be an unlimited general obligation of the Officer but need not be secured.

Advances pursuant to this Section 9 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in Sections 9(a) and 9(b) above, and shall be made without regard to the Officer’s ability to repay the amount advanced and without regard to the Officer’s ultimate entitlement to indemnification under this Agreement. Advances shall be unsecured and interest free.  The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 9 or of other liability incurred by the Officer in connection with any Proceeding.

10.
Nonexclusivity, Effectiveness and Continuity of Rights.   The indemnification, advancement of Expenses, and exculpation from liability provided by this Agreement (i) shall not be deemed exclusive of any other rights to which the Officer may be entitled under any other agreement, any certificate of incorporation, bylaws, or vote of shareholders or directors, the DGCL, or otherwise, both as to action in the Officer’s official capacity and as to action in another capacity while holding such office or occupying such position, (ii) shall apply without regard to whether the event giving rise to a claim for indemnification, advancement, reimbursement or exculpation occurred prior to or following the date of this Agreement, and (iii) shall continue as to the Officer even though the Officer may have ceased to be an officer of the Corporation or a director, officer, partner, trustee, manager, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Officer.

11.
Procedure Upon Application for Indemnification.   Any indemnification under Sections 4, 5, 6 or 7 shall be made no later than 45 days after receipt of the written request of the Officer, and, if required by applicable law, only as authorized in the specific case upon a determination that indemnification of the Officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in sections 145(a) and (b) of the DGCL. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

(a)	by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; or

(b)	by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(c)
if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, which counsel shall be appointed (i) by a majority vote of the Board of Directors or its committee in the manner prescribed by paragraph (a) or paragraph (b) of this Section 11, or (ii) if a quorum of the Board of Directors cannot be obtained under paragraph (a) of this Section 11 or a committee cannot be designated under paragraph (b) of this Section 11, then by a majority vote of the full Board of Directors, including directors who are parties to the applicable Proceeding; or

(d)
by the shareholders of the Corporation; provided that following: a Change in Control, all determinations concerning the rights of the Officer to indemnity payments and expense advances under this Agreement or any other agreement or under applicable law or the Corporation’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification shall be made by independent counsel selected by the Officer and approved by the Corporation (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Corporation or the Officer (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Officer in an action to determine Officer’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Corporation and Officer as to whether and to what extent the Officer should be permitted to be indemnified under applicable law.

The Corporation agrees to pay the reasonable fees of any independent counsel engaged hereunder and to advance expenses for and indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of independent counsel pursuant hereto.

If the person or persons so empowered to make a determination pursuant to this Section 11 shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendre or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Corporation to determine the Officer’s entitlement to indemnification, the requisite determination that the Officer is entitled to indemnification shall be deemed to have been made.

12.	Enforcement. The Officer may enforce any right to indemnification, advances or exculpation provided by this Agreement in any court of competent jurisdiction if:

(a)	the Corporation denies the claim for indemnification, advances or exculpation, in whole or in part; or

(b)	the Corporation does not dispose of such claim within the time period required by this Agreement.

It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to, and in compliance with, Section 9 of this Agreement) that the Officer is not entitled to indemnification or exculpation under this Agreement. However, except as provided in Section 13 of this Agreement, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of Expenses pursuant to Section 9 of this Agreement if the Officer has tendered to the Corporation the affirmation and undertaking required thereunder. In making any determination concerning Officer’s right to indemnification, there shall be a presumption that Officer has satisfied the applicable standard of conduct, and the Corporation may overcome such presumption only by its presenting clear and convincing evidence to the contrary. The burden of proving by clear and convincing evidence that indemnification or exculpation is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or exculpation is proper in the circumstances because the Officer has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel) that indemnification or exculpation is improper because the Officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Officer is not entitled to indemnification or exculpation under this Agreement or otherwise. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Officer for purposes of determining any rights under this Agreement. The Officer’s Expenses incurred in connection with successfully establishing the Officer’s right to indemnification, advances or exculpation, in whole or in part, in any Proceeding shall also be paid or reimbursed by the Corporation.

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that:

(i)
the Officer is not entitled to indemnification under Sections 4, 5 or 7 of this Agreement because the Officer did not act in good faith and in a manner which the Officer reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Officer’s conduct was unlawful; or

(ii)	the Officer is not entitled to exculpation under Section 3 of this Agreement.

The Corporation and Officer agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Officer irreparable harm.  Accordingly, the parties hereto agree that Officer may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Officer shall not be precluded from seeking or obtaining any other relief to which he may be entitled.  The Corporation and Officer further agree that Officer shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Officer by the Court, and the Corporation hereby waives any such requirement of a bond or undertaking.

13.
Notification and Defense of Claim.   Promptly after receipt by Officer of notice of the commencement of any Proceeding, Officer shall, if a claim in respect of the Proceeding is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation of the commencement of the Proceeding, or Officer’s request for indemnification, will not relieve the Corporation from any liability that it may have to Officer hereunder, except to the extent the Corporation is prejudiced in its defense of such Proceeding as a result of such failure.  With respect to any Proceeding as to which the Officer so notifies the Corporation of the commencement:

(a)	The Corporation shall be entitled to participate in the Proceeding at its own expense.

(b)
Except as otherwise provided in this Section 14, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Officer. The Officer shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Officer under this Agreement, including Section 9 above, for the fees and Expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Officer reasonably concludes that there may be a conflict of interest between the Corporation and the Officer in the conduct of the defense of the Proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Officer has made the conclusion provided for in (i) above.

(c)
If two or more persons who may be entitled to indemnification from the Corporation, including the Officer, are parties to any Proceeding, the Corporation may require the Officer to use the same legal counsel as the other parties. The Officer shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Officer under this Agreement, including Section 9 above, for the fees and Expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Officer reasonably concludes that there may be a conflict of interest between the Officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

(d)	The Corporation shall not be liable to indemnify the Officer under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Corporation shall not be required to obtain the consent of the Officer for the settlement of any Proceeding the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for each such settlement; provided, however, that the Corporation shall be required to obtain Officer’s prior written approval, which may be granted or withheld in Officer’s sole, reasonable discretion, before entering into any settlement which (i) does not grant Officer a complete and unqualified release of liability; (ii) would impose any penalty or limitation on Officer, or (b) would admit any liability or misconduct by Officer.

14.
Partial Indemnification.  If the Officer is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred by the Officer in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Officer for the portion of such Expenses, judgments, fines or amounts paid in settlement to which the Officer is entitled.

15.
Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Officer in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute the payment of the Officer’s costs, charges and Expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of the Officer to meet the standard of conduct set forth in Section 4 hereof, or (ii) any limitation on indemnification set forth in Sections 4, 5 or 8 hereof.

16.           D&O Liability Insurance.

(a)
Maintenance of Insurance.   The Corporation hereby covenants and agrees that, so long as the Officer shall continue to serve the Corporation in any of the capacities set forth in the definition of "Proceeding" above, and thereafter so long as the Officer shall be subject to any possible Proceeding by reason of the fact that the Officer was serving in any such capacity, the Corporation shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

(b)
Annual Review.   At the Officer’s request, the Corporation shall arrange an annual review of the Corporation's D&O Insurance by an independent insurance adviser, all fees and charges arising from such review to be met by the Corporation.

(c)
Tail Coverage.   In the event of a Change in Control, the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation providing insurance in respect of Officer, including without limitation D&O Insurance, for a period of six years thereafter.  The policies for such continued coverage shall be placed by a broker engaged by the Corporation prior to such Change in Control.

(d)
Pursuit of the Insurance Company.   The Corporation shall indemnify Officer for Expenses incurred by Officer in connection with action brought by Officer for recovery under any insurance policy referred to in this Section 16, and shall advance to Officer the Expenses of such action; provided, however, that by executing this Agreement Officer hereby undertakes to promptly re-pay the Corporation for any such advanced Expenses if a court of competent jurisdiction finds that all of the claims brought by the Officer were frivolous and not in good faith.

17.
Interpretation and Scope of Agreement.   Nothing in this Agreement shall be interpreted to constitute a contract of service for any particular period or pursuant to any particular terms or conditions. The Corporation retains the right, in its discretion, to terminate the service relationship of the Officer, with or without cause, or to alter the terms and conditions of the Officer’s service all without prejudice to any rights of the Officer which may have accrued or vested prior to such action by the Corporation.  The Corporation shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

18.
Severability.   If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the remainder of this Agreement shall continue to be valid and the Corporation shall nevertheless indemnify the Officer as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

19.
Subrogation.   In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Officer with respect to any insurance policy or otherwise. The Officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.  The Corporation shall pay or reimburse all Expenses actually and reasonably incurred by Officer in connection with such subrogation.

20.
Notices.   All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery by hand to the party to whom the notice or other communication shall have been directed, or on the third business day after the date on which it is mailed by United States mail with first-class postage prepaid, addressed as follows:

If to Officer:	_____________________ _____________________ Attn:_________________ Facsimile: _____________ E-mail:________________
If to Corporation:	SCOLR Pharma, Inc. 19204 North Creek Parkway Suite 100 Bothell, Washington 98011 Attn: Fascimile: (425) 368-1051 E-mail:

With a copy to:	Garvey Schubert Barer Eighteenth Floor 1191 Second Avenue Seattle, Washington 98101-2939 Attne: Bruce A. Robertson, Esquire Facsimile: (206) 464-0125 E-mail: brobertson@gsblaw.com or to any other address as either party may designate to the other in writing.

21.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

22.
Successors and Assigns.   All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Officer, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

23.	Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware without regard to the principles of conflict of laws.

24.	Attorney Fees. If any suit or action (including, without limitation, any bankruptcy proceeding) is instituted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the party not prevailing, in addition to other relief that may be provided by law, an amount determined reasonable as attorney fees at trial and on any appeal of such suit or action.

25.
Modification and Waiver.   No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

26.
Jurisdiction and Venue.   Each party hereto expressly and irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in King County, Washington, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in such court and to the appellate courts in connection with any appeal. The parties expressly waive all defenses of lack of personal jurisdiction, improper venue and forum non-conveniens with respect to such federal and state courts sitting within King County, Washington. The parties expressly consent to (i) service of process being effected upon them by certified mail sent to the addresses set forth in this Agreement and (ii) any final judgment rendered against a party in any action or proceeding being enforceable in other jurisdictions in any manner provided by law.

27.
Period of Limitations.   No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Officer, Officer’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

OFFICER: _____________________________ Signature Print Name: ____________________ CORPORATION: SCOLR PHARMA, INC.
By:	______________________________ Signature Print Name: _____________________ Title: __________________________

EXHIBIT A

FORM OF UNDERTAKING

The undersigned is the Officer as defined in that certain Officer Indemnification Agreement dated May 26, 2009 between the undersigned and SCOLR Pharma, Inc. (the "Indemnification Agreement").  Capitalized terms not otherwise defined herein shall have the meanings given in such agreement.

As a condition to receiving advances of Expenses as provided in Section 9 of the Indemnification Agreement, Officer agrees that, if, when and to the extent that a final judicial determination is made that Officer would not be permitted to be so indemnified under applicable law, the Officer shall reimburse the Corporation for all amounts theretofore paid by the Corporation to Officer pursuant to the Indemnification Agreement within 60 days of the Corporation’s demand, but only to the extent that Officer is ultimately found not to be entitled to be indemnified by the Corporation under the terms of the Indemnification Agreement, the charter documents of the Corporation (including its certificate of incorporation and bylaws), and applicable state law.

This Agreement shall not affect in any manner rights which Officer may have against the Corporation, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

FOR EXHIBIT PURPOSES ONLY, NO SIGNATURE REQUIRED __________________________ Officer

Exhbit A